Exhibit 5.1

December 26, 2024

Inno Holdings Inc.

2465 Farm Market 359 South

Brookshire, TX 77423

Ladies and Gentlemen:

We have acted as counsel to Inno Holdings Inc., a Texas corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, from time to time pursuant to Rule 415 under the Securities Act, of (i) common stock, no par value per share, of the Company (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Warrants”); (iii) units consisting of any combination of Common Stock or Warrants (the “Units”); and (iv) debt securities (the “Debt Securities”) having an aggregate initial public offering price not to exceed $150,000,000, in each case on terms to be determined at the time of offering by the Company. The Common Stock, Warrants, Units and Debt Securities are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the base prospectus (the “Prospectus”) contained in the Registration Statement. In addition, the Registration Statement relates to the registration by the Company for resale by the selling stockholders (the “Selling Stockholders”) listed in the resale prospectus (the “Resale Prospectus”) included as a part of the Registration Statement of 2,771,746 shares of common stock (the “Resale Shares”).

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Formation, as currently in effect, (ii) the Company’s Amended and Restated Bylaws, as currently in effect, (iii) the Registration Statement and the Prospectus and the Resale Prospectus and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1.	With respect to the Common Stock, when the Common Stock has been issued and delivered either (i) in accordance with the terms of the applicable definitive agreement and upon payment of the consideration therefor provided therein or (ii) upon conversion, exchange or exercise of any security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise, including payment of the consideration therefor provided therein, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Warrants, when the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered in accordance with the terms of the applicable definitive agreement upon payment of the consideration therefor provided therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to the Units, when the Units have been duly executed and countersigned in accordance with the unit agreement and issued and delivered in accordance with the terms of the applicable definitive agreement upon payment of the consideration therefor provided therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Debt Securities, when the Debt Securities have been duly executed and countersigned in accordance with the debt agreement and issued and delivered in accordance with the terms of the applicable definitive agreement upon payment of the consideration therefor provided therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Resale Shares are duly and validly issued, fully paid and non-assessable shares of Common Stock.

For the purpose of issuing the opinions rendered herein, we have assumed that the laws of the State of Texas are identical to the laws of the State of New York. We express no opinion herein as to the laws of any state or jurisdiction (including the statutory provisions and all applicable judicial decisions interpreting those laws) other than as stated herein and the federal laws of the United States of America.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP